Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Incentive Award Plan of Care.com, Inc. of our report dated March 7, 2019, with respect to the consolidated financial statements of Care.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 7, 2019